As filed with the Securities and Exchange Commission on August 21, 2009.

Registration No. 33-45393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1544218 (I.R.S. Employer Identification No.)

200 East Jackson Street

Muncie, Indiana 47305

(765) 747-1500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mark K. Hardwick Executive Vice President and Chief Financial Officer First Merchants Corporation 200 East Jackson Street Muncie, Indiana 47305 (765) 747-1530	David R. Prechtel, Esq. Bingham McHale LLP 2700 Market Tower 10 West Market Street Indianapolis, Indiana 46204 (317) 635-8900

(Names, addresses, including zip codes, and telephone numbers,

including area codes, of agents for service)

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, no par value per share	781,397 Shares	N/A	N/A	N/A

(1) Includes 200,000 shares of the Registrant’s common stock originally registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 33-45393) as filed with the Securities and Exchange Commission (the “Commission”) on January 29, 1992, and 581,397 shares of the Registrant’s common stock hereby registered pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), to account for Registrant’s three-for-two stock splits on January 26, 1993, October 30, 1995, and October 26, 1998, respectively, and Registrant’s 5% stock dividends on August 29, 2001, August 28, 2002, and August 27, 2003, respectively.

(2) Pursuant to Rule 416(a) of the Securities Act, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions that occur prior to the distribution of the securities covered by this Registration Statement.

(3) The registration fee was previously paid and the information relating to its calculation was previously provided with the Registrant’s Registration Statement on Form S-3 (File No. 33-45393) as filed with the Commission on January 29, 1992.

EXPLANATORY NOTE

This Registration Statement as originally filed (File No. 33-45393) (the “Registration Statement”) related to the offering of shares of the Registrant’s common stock issuable under the Registrant’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed: (i) to reflect, in accordance with Rule 416(b) under the Securities Act, that the number of shares of the Registrant’s common stock covered by the Registration Statement has increased from 200,000 to 781,397 as the result of Registrant’s three-for-two stock splits on January 26, 1993, October 30, 1995, and October 26, 1998, respectively, and Registrant’s 5% stock dividends on August 29, 2001, August 28, 2002, and August 27, 2003, respectively, which increased the number of shares which may be issued under the Plan; and (ii) to reflect amendments to the Plan. No filing fee is necessary in connection with the filing of this Post-Effective Amendment No. 1. The registration fees in respect to the shares of the Registrant’s common stock registered under File No. 33-45393 were paid at the time of the original filing of the Registration Statement on Form S-3.

PROSPECTUS

781,397 Shares

FIRST MERCHANTS CORPORATION

Common Stock

No Par Value

offered pursuant to the

FIRST MERCHANTS CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of First Merchants Corporation (the “Company”) provides existing holders of the Company’s Common Stock, no par value (the “Common Stock”), with a simple and convenient method of purchasing additional shares of Common Stock without fees of any kind. Any holder of record of the Corporation’s Common Stock is eligible to join the Plan.

By participating in the Plan, shareholders may elect to have their cash dividends on all or a portion of the shares held by the shareholder automatically reinvested in additional shares of Common Stock. In addition, shareholders may elect to make optional cash payments of not less than $25 and up to an aggregate of $5,000 per calendar quarter for the purchase of additional shares of Common Stock. Shareholders may elect to participate in the dividend reinvestment option, the cash payment option, or both.

The price at which shares of Common Stock will be credited to participant accounts under the Plan will be: (i) the average of the closing price for the Company’s Common Stock as reported by the National Association of Securities Dealers Automated Quotation—Global Select Market (“NASDAQ Global Select Market”) for the five (5) consecutive trading days ending on the date of purchase for shares acquired from the Company and/or (ii) the price paid for shares acquired in the over-the-counter market or negotiated transactions. Dividends will be reinvested on a quarterly basis on the applicable dividend payment date. Shares will be purchased with optional cash payments received at least five (5) days before the end of the month, on a monthly basis on the first business day of the following month.

A shareholder may become a participant in the Plan by completing an Enrollment Form and returning it to American Stock Transfer & Trust Company, LLC (“American Stock Transfer”). Shareholders who do not wish to participate in the Plan need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

INVESTING IN THE COMMON STOCK OF THE COMPANY INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 21, 2009.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The Company’s Commission filings are available to the public at the Commission’s website at http://www.sec.gov. Such reports, proxy statements and other information may also be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Commission’s Public Reference Room. The Company’s Commission filings are also available at no cost on the Company’s website, http://www.firstmerchants.com/about-us.cfm, as soon as reasonably practicable after the Company files such documents with the Commission. Except for those Commission filings, none of the other information on the Company’s website is part of this Prospectus.

The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued in connection with the Plan. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected and copied at the Public Reference Room maintained by the Commission at the address set forth above.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY DISTRIBUTION OF THE SECURITIES COVERED HEREBY AT ANY TIME SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and information, previously filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference to this Prospectus and shall be deemed to be a part hereof:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 16, 2009, as amended.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Commission on August 10, 2009.

3.	The Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2009; January 26, 2009; February 5, 2009; February 9, 2009; February 17, 2009; February 23, 2009; March 5, 2009; March 31, 2009; April 29, 2009; May 11, 2009; May 26, 2009; June 15, 2009; July 29, 2009; August 3, 2009; and August 4, 2009.

4.	The description of the Common Stock of the Company contained in the Company’s Registration Statement on Form 8-A (No. 0-17071) filed with the Commission under the Exchange Act on July 18, 1988 and all documents subsequently filed with the Commission updating or supplementing such description.

All documents filed by the Company with the Commission pursuant to Section l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

The Company hereby undertakes to provide without charge to any person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of all information incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Cynthia G. Holaday, Shareholder Relations Officer, First Merchants Corporation, 200 E. Jackson Street, Muncie, Indiana 47305 (Telephone: 3l7-747-l500).

THE COMPANY

First Merchants Corporation is a diversified financial holding company headquartered in Muncie, Indiana. The Company was organized under the laws of the State of Indiana on September 20, 1982. The Company is engaged in the commercial and retail banking business through its four nationally chartered banks: First Merchants Bank, National Association; First Merchants Bank of Central Indiana, National Association; Lafayette Bank and Trust Company, National Association; and Commerce National Bank. The Company’s principal executive offices are located at 200 East Jackson Street, Muncie, Indiana 47305 (Telephone: (765) 747-l500).

RISK FACTORS

Investing in the Company’s Common Stock involves risks that could affect the Company and its business as well as the financial institutions industry generally. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009, as amended, which is incorporated by reference into this Prospectus.

FORWARD-LOOKING STATEMENTS

From time to time, the Company may include forward-looking statements in its oral and written communications. The Company may include forward-looking statements in filings with the Commission, such as this Prospectus, in other written materials and in oral statements made by senior management to analysts, investors, representatives of the media and others. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of these safe harbor provisions. Forward-looking statements can often be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include:

•	statements of the Company’s goals, intentions and expectations;

•	statements regarding the Company’s business plan and growth strategies;

•	statements regarding the asset quality of the Company’s loan and investment portfolios; and

•	estimates of the Company’s risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

•	fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect the Company’s net interest margin, asset valuations and expense expectations;

•	adverse changes in the economy, which might affect the Company’s business prospects and could cause credit-related losses and expenses;

•	adverse developments in the Company’s loan and investment portfolios;

•	competitive factors in the banking industry, such as the trend towards consolidation in the Company’s market;

•	changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Company’s affiliate banks;

•	acquisitions of other businesses by the Company and integration of such acquired businesses;

•	changes in market, economic, operational, liquidity, credit and interest rate risks associated with the Company’s business; and

•	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.

Because of these and other uncertainties, the Company’s actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate the Company’s anticipated future results.

THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following is a question and answer statement of the provisions of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for shareholders of the Company. Questions and Answers 1 through 33 both explain and constitute the Plan as amended and restated by action of the Board of Directors on July 28, 2009.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide existing holders of the Company’s Common Stock with a simple and convenient way to invest cash dividends and optional cash payments in shares of Common Stock of the Company without payment of brokerage commissions or service charges. Shares of Common Stock may be purchased from the Company or, in the discretion of the Company, may be purchased in the over-the-counter market, or in negotiated transactions. The Company will receive additional funds for its general corporate purposes, including investments in or extensions of credit to its banking subsidiaries, for those shares purchased from the Company. The Company will not receive any funds from the purchase of shares of Common Stock which occur in the over-the-counter markets or in negotiated transactions.

ADVANTAGES

2.	What are the advantages of the Plan to Shareholders?

—	Reinvestment of dividends on shares of Common Stock without any brokerage commissions or service charges;

—	Investment of additional cash within specified limits in Common Stock without any brokerage commissions or service charges;

—	Obtain full investment use of funds as the Plan provides for fractions of shares to be credited to participant accounts; and

—	Avoid cumbersome safekeeping requirements and record keeping costs through the custodial service and reporting provisions of the Plan.

PARTICIPATION

3.	Who is eligible to participate?

All existing holders of record of Common Stock are eligible to participate in the Plan. Owners of Common Stock whose shares are registered in the name of a broker, bank or other nominee and who wish to participate in the Plan must either (1) become a shareholder of record by having some or all of those shares transferred to his or her name or (2) coordinate participation in the Plan through the broker, bank or other nominee in whose name his or her shares of Common Stock are held.

4.	How does an eligible shareholder participate?

An eligible holder of Common Stock may join the Plan at any time by completing the enclosed Enrollment Form and mailing the completed form to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560. Alternatively, eligible shareholders may download an Enrollment Form from the Company’s website at http://www.firstmerchants.com by first clicking on the “Investor Relations” link, then clicking on the “Click here to access Shareholder Information” link and then clicking on the “Stock Purchase Program” link, and completing and mailing the Enrollment Form as described above. Enrollment Forms may also be obtained from American Stock Transfer, which is acting as the Plan administrator, by writing to American Stock Transfer at the address provided above or by telephoning them at (888) 401-4448. Further, shareholders may enroll online by visiting the American Stock Transfer website at http://www.amstock.com and clicking on “Enroll in Dividend Reinvestment.” In order to access their accounts online, shareholders will need to know their ten (10) digit account number and social security number.

5.	When may a shareholder join the Plan?

An eligible shareholder may join the Plan at any time. If an Enrollment Form specifying reinvestment of dividends is received by American Stock Transfer on or before the record date established for a particular dividend, reinvestment will commence with that dividend. The months in which the Company’s usual dividend record dates for determining shareholders entitled to receive dividends are March, June, September and December of each year, while the related dividend payment dates typically occur on a subsequent date in each such March, June, September and December of each year. If the Enrollment Form is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date, as applicable. Optional cash payments are addressed in Question 11.

6.	What does the Enrollment Form provide?

The Enrollment Form allows the shareholder to indicate how he or she wishes to participate in the Plan by checking the appropriate box. The options available to participating shareholders are:

TO PARTICIPATE IN FULL DIVIDEND REINVESTMENT ONLY

Reinvest dividends on all shares then or subsequently held.

TO PARTICIPATE IN PARTIAL DIVIDEND REINVESTMENT ONLY

Reinvest dividends on a designated portion of shares then or subsequently held.

TO MAKE OPTIONAL CASH PURCHASES ONLY

Permits optional cash payments, at any time, of not less than $25 and up to an aggregate of $5,000 per calendar quarter for the purchase of additional shares without reinvesting dividends on shares otherwise not in the Plan.

TO REINVEST DIVIDENDS AND TO MAKE OPTIONAL CASH PURCHASES

Reinvest dividends on all or a designated portion of shares then or subsequently held and also permits optional cash payments, at any time, of not less than $25 and up to an aggregate of $5,000 per calendar quarter.

Participants may elect the dividend option for all or a designated portion of shares then or subsequently held, the optional cash purchase option, or both.

7.	May a participant change his or her method of participation after enrollment?

A participant may elect to change his or her method of participation at any time after enrollment by requesting and executing a new Enrollment Form and returning it to American Stock Transfer. Changes in method of participation will be effective for dividend payment dates in the same manner as initial participation.

COSTS

8.	Are there any expenses to participants in connection with purchases under the Plan?

No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. (See Question 24 and Question 25 for a discussion of payment by participants of brokerage costs and transfer taxes associated with termination of participation and sale of shares under the Plan.)

PURCHASES

9.	How many shares of Common Stock will be purchased for participants?

The number of shares to be purchased depends on the amount of dividends and optional cash payments and the purchase price of Common Stock. Each participant’s account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share. There is no provision in the Plan for participants to purchase a specific number of shares.

10.	When and at what price will shares of Common Stock be purchased under the Plan?

Purchases with reinvested dividends will be made on the dividend payment date. Purchases with optional cash payments, if timely received, will be made on the first business day of the month following the month in which the optional payment is received by American Stock Transfer (the “Investment Date”). Optional cash payments received at least five (5) business days before the Investment Date will be applied to the purchase of Common Stock for the account of the participant on such Investment Date.

The price at which shares of Common Stock will be credited to participant accounts under the Plan will be: (i) the average of the closing price of the Company’s Common Stock as reported by the NASDAQ Global Select Market for the five (5) consecutive trading days ending on the date of purchase of shares acquired from the Company and/or (ii) the price paid for shares acquired in the over-the-counter market or negotiated transactions.

In making purchases for the participant’s accounts, American Stock Transfer may commingle the participant’s funds with those of other shareholders of the Company participating in the Plan. The price at which American Stock Transfer shall be deemed to have acquired shares for the participant’s account shall be the average price of all shares purchased by it, as agent for the participants in the Plan, with the proceeds of a single cash dividend of the Company, together with any optional cash payments being concurrently invested or with the proceeds of any additional cash payments being invested at a time other than concurrently with a cash dividend. The Company may utilize an independent purchasing agent to assist it in the purchases of shares of Common Stock, other than the shares purchased from the Company.

OPTIONAL CASH PAYMENTS

11.	Who will be eligible to make optional cash payments?

Shareholders who have submitted a signed Enrollment Form electing optional cash payments are eligible to make optional cash payments at any time.

Any shareholder who wants to make only optional cash payments (and not reinvest dividends on shares held outside the Plan), should check the “Optional Cash Purchases Only” box on the Enrollment Form. Unless shares acquired with optional cash payments are withdrawn from a Plan account, dividends paid on such shares will be reinvested.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Enrollment Form or by enrolling in the Plan’s automatic monthly investment feature. Checks or money orders should be made payable to American Stock Transfer. Optional cash payments may thereafter be made at any time by sending a check or money order to American Stock Transfer for each purchase or by authorizing an individual automatic deduction from the participant’s bank account. While optional cash payments may be made at any time, such payments should be sent so that they are received by American Stock Transfer not later than five (5) business days before the Investment Date. No interest will be paid on optional cash payments; consequently, a participant may wish to delay transmitting optional cash payment funds via check or money order until shortly before the Investment Date while still allowing enough time for American Stock Transfer to receive the funds five (5) business days prior to such date.

Alternatively, if a participant wishes to make regular monthly purchases, a participant may make optional cash payments by authorizing automatic monthly deductions from the participant’s bank account. This feature enables a participant in the Plan to make ongoing investments in an amount that is comfortable for the participant without having to submit a check or money order. See Question 14 for more detailed information on the automatic monthly investment feature of the Plan.

12.	What are the limitations on the amount of optional cash payments?

The same amount of money need not be sent each month and a participant is under no obligation to make an optional cash payment in any month or quarter. Any optional cash payment must be at least $25 and may not aggregate more than $5,000 in any calendar quarter. Only checks or money orders should be remitted unless a participant is using the automatic deduction features of the Plan.

13.	Under what circumstances will optional cash payments be returned?

In the event that a participant’s check or automatic investment is returned to American Stock Transfer for insufficient funds, American Stock Transfer will debit any uninvested amount from such participant’s account. However, if the funds have already been invested, American Stock Transfer will sell the shares that have been purchased to satisfy full amount of the returned check or automatic investment. If the sale of the shares purchased is not sufficient to satisfy the full amount of the returned check or automatic investment, American Stock Transfer will sell additional shares from such participant’s account to satisfy the full amount of the returned check or automatic investment. American Stock Transfer will also sell additional shares from such participant’s account to cover the $25 returned check fee.

Further, upon written request of a participant submitted to American Stock Transfer, optional cash payments received by American Stock Transfer will be returned to such participant at least two (2) business days prior to the Investment Date.

14.	What is the automatic monthly investment feature of the Plan and how does it work?

A participant in the Plan may make voluntary cash payments of not less than $25 per payment nor more than an aggregate total of $5,000 during a calendar quarter by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. Any automatic monthly investment will be treated as an initial cash investment or an optional cash purchase.

To initiate automatic monthly investments, a participant must complete and sign the automatic monthly deduction portion of the Enrollment Form and return it to American Stock Transfer with a voided blank check (checking account) or deposit slip (savings account) for the account from which funds are to be drawn. Elections to participate in the automatic monthly deduction feature of the Plan will be processed and will become effective as promptly as practicable following receipt by American Stock Transfer of the Enrollment Form.

Once automatic monthly investment is initiated, funds will be drawn from the participant’s designated financial institution account on the tenth (10th) day of each month, or the preceding business day, and will be invested in Common Stock on the next Investment Date.

Each participant may change the amount of his or her automatic monthly investment or the designated account from which funds are drawn at any time by completing, signing and submitting to American Stock Transfer a new Enrollment Form containing the requested changes. To be effective with respect to the next Investment Date, however, the new Enrollment Form must be received by American Stock Transfer at least ten (10) business days preceding the Investment Date for which such change is to be effective. Otherwise, the change will not be effective until the following month’s Investment Date. Any participant may terminate his or her automatic monthly investment at any time by notifying American Stock Transfer in writing.

ADMINISTRATION

15.	Who administers the Plan for participants?

American Stock Transfer & Trust Company, LLC has been designated by the Company as the plan administrator to administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of American Stock Transfer, and credited to the account of the individual participants. American Stock Transfer also serves as Transfer Agent for the Common Stock. The Company may utilize an independent purchasing agent to assist it in the purchase of shares of Common Stock in the over-the-counter markets or in negotiated transactions.

REPORTS TO PARTICIPANTS

16.	What kind of reports will be sent to participants in the Plan?

Participants will receive a statement of account for the quarter in which a purchase or reinvestment is made. Each statement will contain the date of the purchase or reinvestment, the amount purchased or reinvested, the effective purchase price per share, the number of shares acquired and the number of shares held after such acquisition. These statements will provide a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. In addition, as shareholders of record, participants will receive copies of the Company’s annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

17.	Will a participant be credited with dividends on shares held in his or her account under the Plan?

Yes. As the record holder for the shares held in the participant accounts under the Plan, American Stock Transfer will receive dividends for all Plan shares held on the dividend record date, will credit such dividends to such accounts on the basis of full and fractional shares held and will automatically reinvest such dividends in additional shares of Common Stock.

CERTIFICATES FOR SHARES

18.	Will certificates be issued for shares of Common Stock purchased under the Plan?

Unless requested, certificates for shares of Common Stock purchased under the Plan will not be delivered to participants. Certificates for shares purchased under the Plan will be registered in the name of American Stock Transfer for participants in the Plan. The number of shares credited to the account of a participant under the Plan will be shown on his or her statement of account. This feature protects against loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to the account of a participant will be issued without charge within thirty (30) days of receipt of a written request. Certificates representing fractional shares will not be issued under any circumstances.

A request for issuance of Plan shares, including issuance of all of the shares in a participant’s account, does not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to American Stock Transfer of a written notice of termination. (See Question 23.)

WITHDRAWAL OF SHARES ON PLAN ACCOUNTS

19.	How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the shares credited to his or her account under the Plan by notifying American Stock Transfer in writing that he or she wishes to withdraw shares and specifying the number of wholes shares to be withdrawn. This notice should be mailed to American Stock Transfer. Certificates for the whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant within thirty (30) days of receipt of the written request. In no case will certificates representing fractional shares be issued. All future dividends paid on withdrawn shares will be credited to the participant’s account.

20.	What happens to any fractional share when a participant withdraws all shares from the Plan?

If a participant’s account contains a fractional share and the participant has requested that all shares be withdrawn from his or her account including the fractional share, a cash payment equal to the closing price of the Common Stock as reported by the NASDAQ Global Select Market on such date multiplied by such fraction will be made. This cash payment, together with certificates for the whole shares, will be mailed directly to the withdrawing participant.

21.	What happens to a participant’s Plan account if all shares of Common Stock in the participant’s own name are transferred or sold?

If a participant who has elected the dividend reinvestment option disposes of all shares of Common Stock registered in his or her own name, dividends on shares credited to his or her Plan account will continue to be reinvested until American Stock Transfer receives a written request for withdrawal from the Plan from the participant.

22.	Will dividends on shares withdrawn from the Plan continue to be reinvested?

If a participant has elected the dividend reinvestment option, cash dividends with respect to shares withdrawn from the participant’s account will continue to be reinvested until American Stock Transfer receives a written request for withdrawal from the Plan from the participant.

DISCONTINUATION OF DIVIDEND REINVESTMENT AND/OR OPTIONAL CASH PURCHASES

23.	How does a participant discontinue the reinvestment of dividends and/or Optional Cash Purchases under the Plan?

A participant may discontinue the reinvestment of dividends under the Plan by notifying American Stock Transfer in writing to that effect except for Plan shares not withdrawn. Notice of discontinuance should be sent to American Stock Transfer. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received three (3) business days prior to the payment date for the next dividend to be paid. If the notice of termination is received less than three (3) business days from such payment date, the next dividend paid will be reinvested. However, dividends will be paid out in cash on all balances thereafter.

Participants who are discontinuing both dividend reinvestment and optional cash purchases, or the optional cash purchase feature only, should notify American Stock Transfer as stated above. If, at the time of notification, the participant has submitted an optional cash payment that has not yet been invested, American Stock Transfer will invest such cash payment, unless the notification received by American Stock Transfer included written instructions to discontinue optional cash purchases and return all uninvested cash. These instructions must reach American Stock Transfer at least two (2) business days prior to the Investment Date.

Participants need not discontinue the optional cash payment portion of the Plan when discontinuing the automatic dividend reinvestment portion.

24.	What happens when a participant terminates participation in the Plan?

When a participant terminates participation in the Plan by providing American Stock Transfer with a written notice of termination, or upon termination of the Plan by the Company, certificates for whole shares credited to a participant’s account will be issued to the participant and a cash payment will be made for any fractional share interests. However, in the participant’s notice of termination of participation, the participant may direct American Stock Transfer to sell all full and fractional share interests held in the participant’s Plan account. Within five (5) business days or as soon as practicable after receipt of notice of termination, such sales will be made through an independent brokerage organization. Any brokerage fees, transfer and other taxes and other transaction expenses in connection with such sales will be paid by the terminating participant. The proceeds of the sale, net of such expenses, will be sent to the participant. American Stock Transfer charges a $15.00 transaction fee and a $0.10 commission per share in connection with the sale of shares under the Plan.

SALE OF PLAN SHARES

25.	May a participant’s Plan shares be sold?

A participant may sell all or a part of the shares of Common Stock held in the Plan in either of two ways. First, the participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the participant’s choice. Alternatively, within five (5) days after receipt of written instructions, American Stock Transfer will sell any portion or all of the shares held by American Stock Transfer for the participant. Such shares will be sold through independent securities brokers selected by American Stock Transfer in its sole discretion. The participant will be charged a commission of $0.10 per share and transfer and other taxes and other transaction expenses of $15.00 per transaction, which amounts will be deducted from the cash proceeds paid to the participant. Shares being sold for the participant may be aggregated with those of other Plan participants who have requested sales. In that case, the participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, transfer and other taxes and other transaction expenses. A check representing the proceeds of the sale of shares will be forwarded to the participant as soon as practicable after settlement of the sale.

OTHER INFORMATION

26.	Does participation in the Plan involve risk?

The Plan itself creates no risk. The risk to participants is the same as with any other investment in shares of the Company’s Common Stock. Since purchase prices are established on the dividend payment date or the Investment Date, as applicable, a participant loses any advantage otherwise available form being able to select the timing of investments. Participants should recognize that neither the Company nor American Stock Transfer can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan. See the “Risk Factors” section on Page 3 of this Prospectus.

27.	What happens if the Company has a rights offering, issues a stock dividend or declares a stock split?

In the event that the Company should make available to its shareholders rights to purchase additional shares or other securities, American Stock Transfer will sell or direct the sale of the rights accruing to shares held in participant accounts and apply the net proceeds of such sales to the purchase of additional shares of Common Stock.

Any stock dividend or shares resulting from stock splits with respect to full shares and fractional shares credited to a participant’s account will be added to the participant’s account.

Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

28.	How are a participant’s shares voted at meetings of shareholder?

Participants will receive a proxy indicating the total number of shares of Common Stock held, including shares of Common Stock registered in the participant’s name and shares of Common Stock credited to the participant’s Plan account.

If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those shares registered in the participant’s name and those shares credited to the participant’s Plan account, will be voted as marked.

If the proxy is properly signed but with no instructions as to the manner in which the participant’s shares are to be voted with respect to any item thereon, all of the participant’s shares, including shares registered in the participant’s name and shares credited to the participant’s Plan account, will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy is not returned or if it is returned unexecuted or improperly executed, the participant’s shares will not be voted.

29.	What are the federal income tax consequences of participation of the Plan?

Generally, a participant will be treated for federal income tax purposes as having received on the dividend payment date, either: (i) the cash dividend, if the shares are purchased on the open market, plus any brokerage costs paid by the Company; or (ii) a dividend equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends if the shares are purchased directly from the Company.

A participant who makes optional cash payments for the purchase of Common Stock under the Plan will be treated as having purchased shares, on the Investment Date, in an amount equal to the participant’s purchase price per share.

If the participant is not subject to the “backup” withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan. However, if the participant is subject to “backup” withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. A participant is subject to “backup” withholding if the participant fails to certify to the Company his or her Social Security number and that he or she is not subject to backup withholding, if the IRS notifies the participant that an incorrect number was furnished or if the participant is notified that he is subject to backup withholding under § 3406(a)(1)(C) of the Internal Revenue Code. Each participant will be required to furnish Form W-9 to the Company which contains the required certifications in order to have dividends on shares enrolled in the Plan reinvested without withholding.

In the case of foreign shareholders whose taxable income under the Plan is subject to Federal income tax withholding, American Stock Transfer will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign participants will indicate the amount of tax withheld.

The tax basis of any shares acquired through the Plan generally will be the fair market value as of the purchase date plus any brokerage costs paid by the Company on open market purchases. The holding period for shares acquired through the Plan will begin on the date after the purchase date.

A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant’s account under the Plan, either upon request for such certificates or upon withdrawal form the Plan. However, upon withdrawal from the Plan, a participant who received a cash payment for a fractional share held in the participant’s account will, if the shares are held as a capital asset, realize a capital gain or loss measured by the difference between the amount of the cash received by the participant and the price at which such fraction was credited to the participant’s account.

The preceding summary is general in nature, and is not a comprehensive summary of all tax considerations that may be relevant to a Plan participant. The summary may be rendered inaccurate by future legislative, administrative or judicial changes to the Federal income tax laws. Each participant in the Plan should discuss their specific tax consequences of participation in the Plan with their tax advisor.

30.	What are the responsibilities of the Company and the Plan Administrator?

Neither the Company nor American Stock Transfer, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such a participant’s death or adjudicated incompetency prior to receipt of written notice thereof, the prices at which shares are purchased for or sold from the participant’s account, the times when purchases or sales are made, or fluctuations in the market value of the Common Stock.

The payment of dividends is at the discretion of the Board of Directors of the Company and will depend upon future earnings, the Company’s financial condition and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

Participants should recognize that neither the Company nor American Stock Transfer can provide any assurance of a profit or protection against a loss on any shares purchased or sold under the Plan.

31.	How is the Plan interpreted and regulated?

The Company may interpret, regulate and take any action in connection with the Plan that it deems reasonably necessary in its sole discretion to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by the Company or the Plan Administrator.

32.	Where should correspondence under the Plan be directed?

Unless otherwise directed elsewhere in this Prospectus, all correspondence regarding the Plan should be directed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 (Telephone: (888) 401-4448). For all transaction processing, shareholders should direct all correspondence to American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560 (Telephone: (888) 401-4448), or shareholders should visit American Stock Transfer’s website at http://www.amstock.com.

33.	May the Plan be suspended, modified or terminated?

While the Plan is intended to continue indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. If the Plan is terminated, any uninvested optional cash payments will be returned to participants, certificates for whole shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts.

The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden of expense of compliance with applicable blue sky or securities laws make such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner to the shareholder and any optional cash payments received from such shareholder will be returned to him or her.

USE OF PROCEEDS

The net proceeds if any received by the Company from the sale of the Common Stock offered hereby will be added to the general funds of the Company and will be used for its continuing operations and general corporate purpose, including investments in or extensions of credit to its banking subsidiaries. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Moreover, the Company may direct that the Plan purchase shares for the account of Plan participants through its designated independent purchasing agent in the over-the-counter market or in negotiated transactions, in which case the Company will not receive any funds.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated by reference in this Prospectus and Registration Statement have been audited by BKD, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing in such Annual Report on Form 10-K and have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

LEGAL OPINION

Certain legal matters respecting the Common Stock offered hereby have been passed upon for the Company by Bingham McHale LLP, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204.

INDEMNIFICATION

As an Indiana corporation, the Company is subject to Indiana law. Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

The Company’s Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Company will indemnify any person who is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Company against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Company is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Company (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.

Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder, generally prohibits the Registrant from making indemnification payments to a director or officer with regard to any administrative proceeding successfully brought by a federal banking agency against the director or officer.

The directors and officers of the Company are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIVIDEND REINVESTMENT

AND

STOCK PURCHASE PLAN

781,397 Shares

Common Stock

No Par Value

PROSPECTUS

FIRST MERCHANTS CORPORATION

August 21, 2009

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered.

Registration Fee	$0.00
Printing Costs	$2,763.95
Legal Fees	$20,000.00
Accounting Fees	$2,000.00
Filing Costs	$500.00

Total	$25,263.95

Item 15.	Indemnification of Directors and Officers.

As an Indiana corporation, the Registrant is subject to Indiana law. Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

The Registrant’s Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.

Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder, generally prohibits the Registrant from making indemnification payments to a director or officer with regard to any administrative proceeding successfully brought by a federal banking agency against the director or officer.

The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibits	Form S-3 Page

1-3	None

4.1	Articles of Incorporation of First Merchants Corporation, as amended	(A)

4.2	By-Laws of First Merchants Corporation, as amended	(B)

4.3	Dividend Reinvestment and Stock Purchase Plan	(C)

5.1	Opinion of Bingham McHale LLP regarding the legality of the securities	Ex. 5.1

6-8	None

23.1	Consent of BKD, LLP	Ex. 23.1

23.2	Consent of Bingham McHale LLP	(D)

24.1	Power of Attorney	(E)

26-36	None

99.1	Enrollment Form	Ex. 99.1

99.2	Letter to Shareholders	Ex. 99.2

100	None

(A)	Incorporated by reference to Exhibit 3a of Registrant’s Annual Report on Form 10-K/A filed with the SEC on March 31, 2009.

(B)	Incorporated by reference to Exhibit 3a of Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2009.

(C)	Included in Prospectus.

(D)	Included in Bingham McHale LLP opinion filed herewith as Exhibit 5.1.

(E)	Included in “Signatures” section.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

Provided, however, that paragraphs (a), (b) and (c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-45393 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on the 21st day of August, 2009.

FIRST MERCHANTS CORPORATION

By:	/s/ Michael C. Rechin
Michael C. Rechin, President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael C. Rechin and Mark K. Hardwick and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-45393 has been signed on the 21st day of August, 2009 by the following persons in the capacities indicated:

Signature	Capacity With Registrant

/s/ Michael C. Rechin Michael C. Rechin	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark K. Hardwick Mark K. Hardwick	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles E. Schalliol Charles E. Schalliol	Chairman of the Board and Director

/s/ Thomas B. Clark Thomas B. Clark	Director

/s/ Jerry R. Engle Jerry R. Engle	Director

/s/ Roderick English Roderick English	Director

/s/ JoAnn M. Gora JoAnn M. Gora	Director

/s/ William L. Hoy William L. Hoy	Director

/s/ Barry J. Hudson Barry J. Hudson	Director

/s/ Patrick A. Sherman Patrick A. Sherman	Director

/s/ Terry L. Walker Terry L. Walker	Director

/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of First Merchants Corporation (Incorporated by reference to Exhibit 3a of First Merchants’ Annual Report on Form 10-K/A filed with the Commission on March 31, 2009)

4.2	By-laws of First Merchants Corporation (Incorporated by reference to Exhibit 3a of First Merchants’ quarterly report on Form 10-Q filed with the Commission on August 10, 2009)

4.3	Dividend Reinvestment and Stock Purchase Plan (Included in Prospectus)

5.1	Opinion of Bingham McHale LLP (Filed herewith)

23.1	Consent of BKD, LLP (Filed herewith)

23.2	Consent of Bingham McHale LLP (Included in Exhibit 5.1)

24.1	Power of Attorney (Included in “Signatures” section)

99.1	Enrollment Form (Filed herewith)

99.2	Letter to Shareholders (Filed herewith)